[CONFORMED COPY]


                      SIXTH AMENDMENT TO CREDIT AGREEMENT


     THIS SIXTH AMENDMENT TO CREDIT AGREEMENT, dated as of December 21, 1995 (this "Amendment"), to the Existing Credit Agreement (as defined below) is entered into by and among TRIANGLE PACIFIC CORP., a Delaware corporation (the "Borrower"), the various financial institutions parties hereto (collectively, the "Lenders"), BANK OF AMERICA NT&SA as co-agent (the "Co-Agent") for the Lenders, and THE BANK OF NOVA SCOTIA as the agent (the "Agent") for the Lenders.

                          W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders and the Agent have heretofore entered into that certain Credit Agreement, dated as of August 4, 1993 (together with all Exhibits, Schedules and Attachments thereto, in each case as amended or otherwise modified prior to the date hereof, being collectively referred to herein as the "Existing Credit Agreement");

     WHEREAS, the Borrower has requested the Lenders and the Agent to amend the Existing Credit Agreement in certain respects as set forth below; and

     WHEREAS, the Lenders and the Agent are willing, on the terms and conditions set forth below, to amend the Existing Credit Agreement in certain respects as provided herein below (the Existing Credit Agreement, as amended pursuant to the terms of this Amendment, being referred to as the "Credit Agreement");

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower, the Lenders and the Agent hereby agree as follows:

I

                                    DEFINITIONS

 .1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural form thereof):

     "Affirmation and Consent" means the affirmation and consent executed and delivered pursuant to Subpart 3.1.4, substantially in the form of Annex III hereto.

          "Agent" is defined in the preamble.

          "Amendment" is defined in the preamble.

          "Borrower" is defined in the preamble.

          "Credit Agreement" is defined in the third recital.

          "Existing Credit Agreement" is defined in the first recital.

          "Lenders" is defined in the preamble.

          "Sixth Amendment" is defined in Subpart 3.1.

          "Sixth Amendment Effective Date" is defined in Subpart 3.1.

 .2. Other Definitions. Terms for which meanings are provided in the Existing Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings provided therein.

II

                             AMENDMENTS TO THE
                         EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Sixth Amendment Effective Date, and in reliance upon the representations and warranties made herein and (if any) in each other agreement furnished to the Agent pursuant to the terms hereof or in connection herewith, the parties hereto hereby agree that the Existing Credit Agreement is hereby amended in accordance with this
Part II. Except as expressly so amended or modified by this Amendment, the Existing Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with their respective terms.

 .1. Amendment to Preamble. The preamble contained in the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          THIS CREDIT AGREEMENT, dated as of August 4, 1993, among TRIANGLE PACIFIC CORP., a Delaware corporation (the "Borrower"), the various financial institutions as are or may become parties hereto (collectively, the "Lenders"), BANK OF AMERICA NT&SA, as co-agent (in such capacity, the "Co-Agent") for the Lenders, and THE BANK OF NOVA SCOTIA ("Scotiabank"), as the agent (in such capacity, the "Agent") for the Lenders,

 .2. Amendments to Article I ("DEFINITIONS AND ACCOUNTING TERMS"). Article I of the Existing Credit Agreement is hereby amended in accordance with Subparts
2.2.1 and 2.2.2.

1. Section 1.1 ("Defined Terms") of the Existing Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order:

          "Base Capital Expenditures" is defined in Section 7.2.7.

          "Base Rate Margin" means, with respect to any Revolving Loan or Swing Line Loan made or maintained as a Base Rate Loan, a per annum rate based on reference to the Leverage Ratio and Interest Coverage Ratio, in each case as indicated in the Compliance Certificate most recently delivered pursuant to clause (d) of Section 7.7.1, equal to:

          (a) 0.00% per annum, if the Leverage Ratio is less than 0.50:1 and the Interest Coverage Ratio is greater than 4.00:1;

          (b) 0.125% per annum, if the Leverage Ratio is less than 0.55:1 and the Interest Coverage Ratio is greater than 3.50:1 and the foregoing clause (a) does not apply;

          (c) 0.375% per annum, if the Leverage Ratio is less than 0.60:1 and the Interest Coverage Ratio is greater than 3.00:1 and the foregoing clauses (a) and (b) do not apply;

          (d) 0.75% per annum, if the Leverage Ratio is less than 0.65:1 and the Interest Coverage Ratio is greater than 2.75:1 and the foregoing clauses (a), (b) and (c) do not apply;

          (e) 0.875% per annum, if the Leverage Ratio is less than 0.71 and the Interest Coverage Ratio is greater than 2.50:1 and the foregoing clauses (a), (b), (c) and (d) do not apply; and

          (f) 1.375% per annum, if the Leverage Ratio is 0.71 or greater and the Interest Coverage Ratio is 2.50:1 or less.

     The Base Rate Margin shall only be increased or decreased from the then existing Base Rate Margin if each of the Interest Coverage Ratio and Leverage Ratio (as reflected in the most recently delivered Compliance Certificate) is contained within the ranges set forth in the same clause (a), (b), (c), (d), (e) or (f) above; provided, that, in the event the Borrower fails to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter as required pursuant to clause (d) of
     Section 7.1.1, the Base Rate Margin from and including the 46th day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Agent a Compliance Certificate shall conclusively be equal to 1.375% per annum.

          "Carry Forward Capital Expenditures" is defined in Section 7.2.7.

          "Co-Agent" is defined in the preamble.

          "Deutsche Mark" and "DM" mean the lawful currency of Germany.

          "Dollar Equivalent" means, (i) with respect to Dollars or an amount denominated in Dollars, such amount, and (ii) with respect to any monetary amount of a Letter of Credit denominated in a currency other than Dollars, at any time for the determination thereof, the amount of Dollars obtained by converting such foreign currency involved in such computation into Dollars at the spot rate for the purchase of Dollars with the applicable foreign currency as quoted by the Issuer of such Letter of Credit at approximately 11:00 a.m. (New York City time) on the date of determination thereof specified herein.

          "Excepted Capital Expenditures" means, with respect to determining compliance with clause (c) of Section 7.2.4 for Fiscal Year 1996, Base Capital Expenditures actually made during such Fiscal Year pursuant to Section 7.2.7 in an amount not to exceed $5,000,000.

          "Permitted Capital Expenditures" is defined in Section 7.2.7.

          "Permitted Currency" means Dollars, Deutsche Marks and such other currencies of major nations as shall be designated by the Borrower and acceptable to the Agent (and, if different, the Issuer of the applicable Letter of Credit to be issued in a denomination other than Dollars).

          "Sixth Amendment" means the Sixth Amendment to Credit Agreement, dated as of December 21, 1995, among the Borrower, the Lenders parties thereto and the Agent.

          "Sixth Amendment Effective Date" is defined in Subpart 3.1 of the Sixth Amendment.

2. Section 1.1 ("Defined Terms") of the Existing Credit Agreement is hereby further amended as follows:

     (a) The definition of "Borrowing Base Amount" is hereby amended in its entirety to read as follows:

               "Borrowing Base Amount" means, at any time, the sum (without duplication) of

                    (a) the Net Asset Value of all Eligible Accounts at such time as then most recently certified by the Borrower to the Lenders in the most recently delivered Borrowing Base Certificate;

          plus

                    (b) the Net Asset Value of all Eligible Inventory (excluding (i) work in process Inventory and (ii) logs and lumber) at such time as then most recently certified by the Borrower to the Lenders in the most recently delivered Borrowing Base Certificate;

          plus

                    (c) the Net Asset Value of all work in process Inventory at such time as then most recently certified by the Borrower to the Lenders in the most recently delivered Borrowing Base Certificate;

          plus

                    (d) subject to the proviso below, the Net Asset Value of all logs and lumber at such time as then most recently certified by the Borrower to the Lenders in the most recently delivered Borrowing Base Certificate;

          provided, however, that at any time of determination of the Borrowing Base Amount, the amount attributable to clause (d) above shall not exceed 25% of the sum of the amounts attributable to clauses (a), (b), (c) and (d) above.

          (b)  The definition of "Co-Agent" is hereby deleted in its entirety.

          (c) The definition of "Commitment Fee Rate" is hereby amended in its entirety to read as follows:

               "Commitment Fee Rate" means, with respect to the commitment fee set forth in Section 3.3.1, a per annum rate determined by reference to the Leverage Ratio and Interest Coverage Ratio, in each case as indicated in the Compliance Certificate most recently delivered pursuant to clause (d) of Section 7.1.1, equal to:

                    (a) 0.25% per annum, if the Leverage Ratio is less than 0.50:1 and the Interest Coverage Ratio is greater than 4.00:1;

                    (b) 0.375% per annum, if the Leverage Ratio is less than 0.71:1 and the Interest Coverage Ratio is greater than 2.50:1 and the foregoing clause (a) does not apply; and

                    (c) 0.50% per annum, if the Leverage Ratio is 0.71:1 or greater and the Interest Coverage Ratio is 2.50:1 or less.

          The Commitment Fee Rate shall only be increased or decreased from the then existing Commitment Fee Rate if each of the Interest Coverage Ratio and Leverage Ratio (as reflected in the most recently delivered Compliance Certificate) is contained within the ranges set forth in the same clause (a), (b) or (c) above; provided, that, in the event the Borrower fails to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1, the Commitment Fee Rate from and including the 46th day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Agent a Compliance Certificate shall conclusively be equal to 0.50% per annum.

     (d) Clause (k) of the definition of "Eligible Accounts" is hereby amended in its entirety to read as follows:

               (k) with respect to any Account Debtor that the Borrower (or such Subsidiary) is indebted, such Account shall constitute an Eligible Account only to the extent of the excess of such Account over the amount the Borrower (or such Subsidiary) is indebted to such Account Debtor, or to the extent that the Borrower (or such Subsidiary) and such Account Debtor have entered into an agreement whereby the Account Debtor is prohibited from exercising any right of setoff with respect to such Account; provided, that this clause (k) shall not apply to up to a maximum amount of $300,000 of Accounts that otherwise would be excluded from being Eligible Accounts as a result of this clause; and

     (e) The definition of "Eligible Inventory" is hereby amended in its entirety to read as follows:

               "Eligible Inventory" means, with respect to the Borrower or any Subsidiary of the Borrower that has executed and delivered a Subsidiary Security Agreement and a Subsidiary Guaranty in favor of the Agent for the benefit of the Lenders, at the time of any determination thereof any Inventory arising in the ordinary course of business and as to which each of the following requirements has been fulfilled to the reasonable satisfaction of the Agent:

                    (a) such Inventory is located in the United States at a facility owned or leased by the Borrower or such Subsidiary; provided, however, that (i) Inventory with an aggregate fair market value in excess of $300,000 and located at a facility leased on the Effective Date by the Borrower or such Subsidiary shall not constitute Eligible Inventory unless the applicable landlord shall have executed and delivered a waiver or subordination letter in form and substance satisfactory to the Agent and its counsel (a "Lessor's Waiver") as to such landlord's release or subordination of any Lien (whether statutory or otherwise) on or other rights and claims to all Inventory located at such facility, and (ii) Inventory located at any facility that is either leased by the Borrower or such Subsidiary on the Effective Date (but which lease is renewed or extended after the Effective Date), or that is leased by the Borrower or such Subsidiary after the Effective Date, in each case shall only constitute Eligible Inventory if a Lessor's Waiver has been executed and delivered to the Borrower or such Subsidiary by the lessor of such facility and, promptly following any request by the Agent, the Borrower or such Subsidiary has delivered, or caused to be delivered, to the Agent, a true and complete copy of each such Lessor's Waiver;

                    (b) the Borrower or such Subsidiary has full and unqualified right to, and has, assigned and granted a first priority perfected Lien in such Inventory to the Agent, for its benefit and that of the Lenders, as security for the Obligations;

                    (c) the Borrower or such Subsidiary owns such Inventory free and clear of all Liens in favor of any Person other than any Lien in favor of the Agent and the Lenders granted pursuant to this Agreement or another Loan Document or as otherwise permitted pursuant to
                         Section 7.2.3 of this Agreement; and

                    (d) none of such Inventory is obsolete, unsalable, damaged or otherwise unfit for sale because of a defect or damage to such Inventory or (except for logs and lumber) has remained unsold in inventory for over 180 days.

     (f) The definition of "Expansion Capital Expenditures" is hereby deleted in its entirety.

     (g) The definition of "Fee Letter" is hereby amended in its entirety to read as follows:

               "Fee Letter" means the confidential fee letter, dated November 7, 1995, between the Borrower and the Agent.

     (h) The definition of "Fixed Charge Coverage Ratio" is hereby amended in its entirety to read as follows:

               "Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio, computed for the period of four consecutive Fiscal Quarters, ending on the close of such Fiscal Quarter of:

                    (a)  EBITDA

          to

                    (b)  the sum of

                         (i) actual Capital Expenditures paid in cash during such period less Excepted Capital Expenditures made during such period,

               plus

                        (ii) the amount of good faith cash taxes of the type described in clause (c) of the definition of EBITDA paid during such period,

               plus

                       (iii)  cash Interest Expense for such period,

               plus

                        (iv) all regularly scheduled payments of principal in respect of Indebtedness of the Borrower and its Subsidiaries which, upon its incurrence, was Funded Debt, in each case as paid during such period, plus

                         (v) dividends (if any) paid in cash during such period,

               plus

                        (vi) the aggregate amount of Investments made by the Borrower and its Subsidiaries during such period, but only to the extent that such amount, when aggregated with the amount of all other Investments made since the Sixth Amendment Effective Date exceeds $25,000,000.

     (i) The definition of "Interest Coverage Ratio" is hereby amended in its entirety to read as follows:

               "Interest Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio, computed for the period of four consecutive Fiscal Quarters ending on the close of such Fiscal Quarter of:

                    (a)  EBITDA

          to

                    (b)  Interest Expense.

     (j) The definition of "Interest Period" is hereby amended by deleting the phrase "one, three or six months thereafter" appearing therein and inserting in lieu thereof the following: "one, two, three or six months thereafter".

     (k) The definition of "Letter of Credit Commitment Amount" is hereby amended in its entirety to read as follows:

                    "Letter of Credit Commitment Amount" means, on any date, a maximum Dollar Equivalent amount of $25,000,000, as such amount may be reduced from time to time pursuant to
                    Section 2.2.

          (1) The definition of "Letter of Credit Outstandings" is hereby amended in its entirety to read as follows:

               "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of

                    (a) the then aggregate Dollar Equivalent amount which is undrawn and available under all issued and outstanding Letters of Credit plus

                    (b) the then aggregate Dollar Equivalent amount of all unpaid and outstanding Reimbursement Obligations.

     (m) The definition of "Letter of Credit Rate" is hereby amended in its entirety to read as follows:

               "Letter of Credit Rate" means, with respect to any standby Letter of Credit, a per annum rate based on reference to the Leverage Ratio and Interest Coverage Ratio, in each case as indicated in the Compliance Certificate most recently delivered pursuant to clause (d) of Section 7.1.1, equal to:

                    (a) 0.875% per annum, if the Leverage Ratio is less than 0.50:1 and the Interest Coverage Ratio is greater than 4.00:1;

                    (b) 1.125% per annum, if the Leverage Ratio is less than 0.55:1 and the Interest Coverage Ratio is greater than 3.50:1 and the foregoing clause (a) does not apply;

                    (c) 1.375% per annum, if the Leverage Ratio is less than 0.60:1 and the Interest Coverage Ratio is greater than 3.00:1 and the foregoing clauses (a) and (b) do not apply;

                    (d) 1.75% per annum, if the Leverage Ratio is less than 0.65:1 and the Interest Coverage Ratio is greater than 2.75:1 and the foregoing clauses (a), (b) and
                         (c) do not apply;

                    (e) 1.875 per annum, if the Leverage Ratio is less than 0.71:1 and the Interest Coverage Ratio is greater than 2.50:1 and the foregoing clauses (a), (b), (c) and (d) do not apply; and

                    (f) 2.375% per annum, if the Leverage Ratio is 0.71:1 or greater and the Interest Coverage Ratio is 2.50:1 or less.

          The Letter of Credit Rate shall only be increased or decreased from the then existing Letter of Credit Rate if each of the Interest Coverage Ratio and Leverage Ratio (as reflected in the most recently delivered Compliance Certificate) is contained within the ranges set forth in the same clause (a), (b), (c), (d), (e) or (f) above; provided, that, in the event the Borrower fails to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1, the Letter of Credit Rate from and including the 46th day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Agent a Compliance Certificate shall conclusively be equal to 2.375% per annum.

     (n) The definition of "LIBO Rate Margin" is hereby amended in its entirety to read as follows:

               "LIBO Rate Margin" means, with respect to any LIBO Rate Loan, a per annum rate based on reference to the Leverage Ratio and Interest Coverage Ratio, in each case as indicated in the Compliance Certificate most recently delivered pursuant to clause (d) of Section 7.1.1, equal to:

                    (a) 0.875% per annum, if the Leverage Ratio is less than 0.50:1 and the Interest Coverage Ratio is greater than 4.00:1;

                    (b) 1.125% per annum, if the Leverage Ratio is less than 0.55:1 and the Interest Coverage Ratio is greater than 3.50:1 and the foregoing clause (a) does not apply;

                    (c) 1.375% per annum, if the Leverage Ratio is less than 0.60:1 and the Interest Coverage Ratio is greater than 3.00:1 and the foregoing clauses (a) and (b) do not apply;

                    (d) 1.75% per annum, if the Leverage Ratio is less than 0.65:1 and the Interest Coverage Ratio is greater than 2.75:1 and the foregoing clauses (a), (b) and
                         (c) do not apply;

                    (e) 1.875% per annum, if the Leverage Ratio is less than 0.71:1 and the Interest Coverage Ratio is greater than 2.50:1 and the foregoing clauses (a), (b), (c) and (d) do not apply; and

                    (f) 2.375% per annum, if the Leverage Ratio is 0.71:1 or greater and the Interest Coverage Ratio is 2.50:1 or less.

          The LIBO Rate Margin shall only be increased or decreased from the then existing LIBO Rate Margin if each of the Interest Coverage Ratio and Leverage Ratio (as reflected in the most recently delivered Compliance Certificate) is contained within the ranges set forth in the same clause (a), (b), (c), (d), (e) or (f) above; provided, that, in the event the Borrower fails to deliver a Compliance Certificate within 45 days after the end of any Fiscal Quarter as required pursuant to clause (d) of Section 7.1.1, the LIBO Rate Margin from and including the 46th day after the end of such Fiscal Quarter to but not including the date the Borrower delivers to the Agent a Compliance Certificate shall conclusively be equal to 2.375% per annum.

     (o) The definition of "Maintenance Capital Expenditures" is hereby deleted in its entirety.

     (p) The second sentence of the definition of "Net Asset Sale Proceeds" is hereby amended in its entirety to read as follows:

          Notwithstanding anything to the contrary set forth above, Net Asset Sale Proceeds shall be deemed not to include (a) an aggregate amount of up to the first $10,000,000 of proceeds received by the Borrower or any of its Subsidiaries from any sale, transfer, lease, contribution or conveyance of such Person's assets pursuant to clause (b) of Section 7.2.11 to the extent any of such proceeds are used, at the election of the Borrower, to repurchase or otherwise redeem a like principal amount outstanding under the Senior Notes, and (b) an aggregate amount of up to the first $5,000,000 of proceeds received by the Borrower or any of its Subsidiaries from any sale, transfer, lease, contribution or conveyance of any assets of any Permitted Foreign Subsidiary pursuant to clause (b) of
          Section 7.2.11.

     (q) The definition of "Net Asset Value" is hereby amended in its entirety to read as follows:

               "Net Asset Value" means, at any time of any determination thereof

                    (a) with respect to Accounts of the Borrower or any Subsidiary of the Borrower that has executed and delivered a Subsidiary Security Agreement and a Subsidiary Guaranty in favor of the Agent for the benefit of the Lenders, an amount equal to 85% of the book value of all Eligible Accounts as reflected on the books of the Borrower or such Subsidiary in accordance with GAAP, net of all credits, discounts and allowances;

                    (b) with respect to Inventory (excluding (i) work in process Inventory and (ii) logs and lumber) of the Borrower or any Subsidiary of the Borrower that has executed and delivered a Subsidiary Security Agreement and a Subsidiary Guaranty in favor of the Agent for the benefit of the Lenders, an amount equal to 60% of the lesser of the market value and the cost of goods (determined on a first-in, first-out basis) of all Eligible Inventory as reflected on the books of the Borrower or such Subsidiary as at such time, valued in accordance with GAAP and net of book reserves for obsolescence or similar matters;

                    (c) 25% of work in process Inventory (to the extent such Inventory otherwise constitutes Eligible Inventory); and

                    (d) an amount equal to 70% of the aggregate value of all logs and lumber (to the extent such Inventory otherwise constitutes Eligible Inventory).

     (r) The definition of "Other Raw Material Inventory" is hereby deleted in its entirety.

     (s) The definition of "Other Rental Obligations" is hereby amended in its entirety to read as follows:

               "Other Rental Obligations" means all monetary obligations of the Borrower or any of its Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would not be classified as capitalized leases.

     (t) The definition of "Revolving Loan Commitment Amount" is hereby amended in its entirety to read as follows:

               "Revolving Loan Commitment Amount" means, on any date, $90,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

     (u) The definition of "Stated Amount" is hereby amended in its entirety to read as follows:

               "Stated Amount" of each Letter of Credit means, on any date, the maximum Dollar Equivalent amount available to be drawn thereunder on such date.

     (v) The definition of "Stated Maturity Date" is hereby amended in its entirety to read as follows:

               "Stated Maturity Date" means December 21, 2000, the fifth anniversary of the Sixth Amendment Effective Date.

     (w) The definition of "Swing Line Loan Commitment Amount" is hereby amended in its entirety to read as follows:

               "Swing Line Loan Commitment Amount" means, on any date, $5,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

 .3. Amendments to Article II ("COMMITMENTS, BORROWING AND ISSUANCE PROCEDURES, NOTES AND LETTERS OF CREDIT"). Article II of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.3.1 through 2.3.5.

     SUBPART 2.3.1. Clause (b) of Section 2.1 ("Commitments") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          (b) the Issuer agrees that it will issue Letters of Credit in a Permitted Currency pursuant to Section 2.1.3, and each other Lender severally agrees that it will purchase participation interests in such Letters of Credit pursuant to Section 2.4.7.

     SUBPART 2.3.2. Clause (a) of Section 2.1.3 ("Letter of Credit Commitment") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          (a) will issue one or more Letters of Credit denominated in a Permitted Currency upon the request of the Borrower; and

     SUBPART 2.3.3. Section 2.1.4 ("Issuer Not Permitted or Required to Issue Letters of Credit") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 2.1.4. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto,

               (a) the aggregate Dollar Equivalent amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount; or

               (b) the sum of the aggregate Dollar Equivalent amount of all Letter of Credit Outstandings plus the aggregate unpaid principal amount of all Loans then outstanding would exceed the lesser of (i) the Revolving Loan Commitment Amount or (ii) the then existing Borrowing Base Amount.

     SUBPART 2.3.4. Section 2.2.1 ("Optional Reduction") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 2.2.1. Optional Reduction. The Borrower may, from time to time on any Business Day occurring after the time of the initial Credit Extension hereunder, voluntarily reduce the amount of either the Revolving Loan Commitment Amount, the Swing Line Loan Commitment Amount or the Letter of Credit Commitment Amount; provided, however, that (i) all such reductions shall require at least three Business Days' prior written irrevocable notice to the Agent and be permanent, (ii) any partial reduction of (A) the Revolving Loan Commitment Amount shall be in a minimum amount of $1,000,000 and in an integral multiple of $1,000,000, (B) the Swing Line Loan Commitment Amount shall be in a minimum amount of $100,000 and in an integral multiple of $100,000, and (C) the Letter of Credit Commitment Amount shall be in a minimum amount equal to the Dollar Equivalent of $1,000,000 and in an integral multiple amount equal to the Dollar Equivalent of $1,000,000, (iii) except as provided below,
          (A) the Revolving Loan Commitment Amount may not be reduced to an amount less than (x) the aggregate outstanding principal amount of all Revolving Loans, Swing Line Loans and Letter of Credit Outstandings, or (y) the then existing Letter of Credit Commitment Amount, and (B) any reduction of the Revolving Loan Commitment Amount which reduces the Revolving Loan Commitment Amount below the then current Swing Line Loan Commitment Amount shall result in an automatic and corresponding reduction of the Swing Line Loan Commitment Amount to the amount of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of Scotiabank or otherwise, and (iv) except as provided below, the Borrower may not reduce the Letter of Credit Commitment Amount to an amount less than the then existing Letter of Credit Outstandings. The Borrower may terminate the Commitments in whole if, at the time of and as a condition of such termination, the Borrower shall have repaid in full the aggregate outstanding principal amount of all Loans and Reimbursement Obligations, together with all accrued interest and fees thereon to the date of termination, and all unexpired Letters of Credit shall have been returned to the Issuer for cancellation.

     SUBPART 2.3.5. Section 2.4 ("Issuance Procedures") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 2.4. Issuance Procedures. By delivering to the Agent and the applicable Issuer an Issuance Request on or before 11:00 a.m., New York City time, the Borrower may request, from time to time prior to the Letter of Credit Commitment Termination Date and on not less than three nor more than five Business Days' notice, that such Issuer issue an irrevocable commercial or standby letter of credit denominated in a Permitted Currency in such form as may be requested by the Borrower and approved by such Issuer (each a "Letter of Credit"), in support of financial obligations of the Borrower or its Subsidiaries incurred in the Borrower's or such Subsidiary's ordinary course of business and which are described in such Issuance Request. Upon receipt of an Issuance Request, the Agent shall promptly notify the Lenders thereof. Each Letter of Credit shall by its terms:

               (a)  be denominated in a Permitted Currency;

               (b) be issued in a Stated Amount which does not exceed (or would not exceed) the then Letter of Credit Availability; and

               (c) be stated to expire (or give the Issuer the right to give notice which will cause such Letter of Credit to expire) on a date (its "Stated Expiry Date") no later than the earlier of one year from its date of issuance and the Letter of Credit Commitment Termination Date.

          So long as no Default has occurred and is continuing, by delivery to the applicable Issuer and the Agent of an Issuance Request at least three but not more than five Business Days prior to the Stated Expiry Date of any Letter of Credit, the Borrower may request such Issuer to extend the Stated Expiry Date of such Letter of Credit for an additional period not to exceed the earlier of one year from its date of extension and the Letter of Credit Commitment Termination Date.

          Each Issuer will make available the original of each Letter of Credit which it issues in accordance with the Issuance Request therefor to the beneficiary thereof and will notify the beneficiary under any Letter of Credit of any extension of the Stated Expiry Date thereof.

 .4.  Amendments to Article III ("REPAYMENTS, PREPAYMENTS, INTEREST AND FEES").
 Article III of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.4.1 through 2.4.4.

1. Section 3.1.3 ("Mandatory Prepayments") of the Existing Credit Agreement is hereby amended by inserting a new paragraph at the end of such Section, which shall read as follows:

     Notwithstanding any other provision of this Agreement to the contrary, if there are any Letters of Credit denominated in a Permitted Currency other than Dollars the Agent may periodically recompute (each such date referred to as a "Recomputation Date") the Dollar Equivalent of such Letters of Credit, and if pursuant to such recomputation the Agent determines that (i) the sum of the aggregate principal amount of the Revolving Loans and the Swing Line Loans together with all Letter of Credit Outstandings exceeds the Revolving Loan Commitment Amount as then in effect, (ii) the sum of the aggregate principal amount of the Revolving Loans and the Swing Line Loans together with all Letter of Credit Outstandings exceeds the Borrowing Base Amount as then in effect or (iii) the aggregate amount of all Letter of Credit Outstandings exceeds the Letter of Credit Commitment Amount as then in effect, then the Agent shall so advise the Borrower, and the Borrower shall repay such excess (together with accrued interest on the amount so repaid) within two Business Days of receipt of such notice with the amount repaid to be applied to repay Revolving Loans or Swing Line Loans (or both) (until such Loans are repaid in full) and, if no Revolving Loans and Swing Line Loans are then outstanding, the Borrower shall deposit the amount in excess of the Letter of Credit Commitment Amount in a cash collateral account maintained with the Agent to be held as cash collateral for the Obligations until such time as the Dollar Equivalent of all Letter of Credit Outstandings no longer exceeds the Letter of Credit Commitment Amount then in effect.

2. Clauses (a) and (b) of Section 3.2.1 ("Rates") of the Existing Credit Agreement are hereby amended in their entirety to read as follows:

     (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus (i) for the period commencing on the Sixth Amendment Effective Date and ending on March 31, 1996, a margin of 0.375% and
          (ii) at all times thereafter, the applicable Base Rate Margin; and

     (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period as in effect on the beginning of such Interest Period plus (i) for the period commencing on the Sixth Amendment Effective Date and ending on March 31, 1996, a margin of 1.375% and (ii) at all times thereafter, the applicable LIBO Rate Margin as in effect on the beginning of such Interest Period.

3. Section 3.3.1 ("Commitment Fee") of the Existing Credit Agreement is hereby amended in its entirety to reads as follows:

          SECTION 3.3.1. Commitment Fee. The Borrower agrees to pay to the Agent for the account of each Lender, for the period (including any portion thereof when its Commitments are suspended by reason of the Borrower's inability to satisfy any condition of Article V) commencing on the date on which such Lender's Commitment is allocated by the Agent to, and accepted by, such Lender and continuing through the final Revolving Loan Commitment Termination Date, a commitment fee at the rate of the applicable Commitment Fee Rate on such Lender's Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount; provided, however, that for the period commencing on the Sixth Amendment Effective Date and ending on March 31, 1996, the applicable Commitment Fee Rate shall be deemed to be equal to 0.375%. Such commitment fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, commencing with the first such day following the Closing Date and on the Revolving Loan Commitment Termination Date. The making of Swing Line Loans by Scotiabank shall constitute usage of the Revolving Loan Commitment with respect to Scotiabank only and the commitment fees to be paid by the Borrower to the Lenders shall be calculated and paid accordingly.

4. Section 3.3.3 ("Letter of Credit Face Amount Fee") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 3.3.3 Letter of Credit Face Amount Fee. The Borrower agrees to pay to the Agent, for the account of the Lenders, a fee for each Letter of Credit for the period from and including the date of the issuance of such Letter of Credit to (but not including) the date upon which such Letter of Credit expires, in an amount equal to
          (a) in the case of each commercial Letter of Credit, 0.75% per annum of the Stated Amount of such commercial Letter of Credit and (b) in the case of each standby Letter of Credit, the applicable Letter of Credit Rate multiplied by the Stated Amount of such standby Letter of Credit. Such fees shall be payable by the Borrower in arrears on each Quarterly Payment Date, and on the Revolving Loan Commitment Termination Date for any period then ending for which such fee shall not theretofore have been paid, commencing on the first such date after the issuance of such Letter of Credit.

 .5. Amendment to Article VI ("REPRESENTATIONS AND WARRANTIES"). Section 6.6 ("No Material Adverse Change") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 6.6 No Material Adverse Change. Since December 31, 1992, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole. Following the Sixth Amendment Effective Date, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole, since December 31, 1994.

 .6. Amendments to Article VII ("COVENANTS"). Article VII of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.6.1 through 2.6.14.

1. Section 7.1.1 ("Financial Information, Reports, Notices") of the Existing Credit Agreement is hereby amended as follows:

     (a) clauses (a), (b) and (c) of such Section are hereby amended by deleting the reference to "the Beltsville Divisions," appearing therein;

     (b) clause (h) of such Section is hereby amended by deleting the dollar amount of "$200,000" appearing therein and inserting the amount of "$500,000" in its place;

     (c) clause (j) of such Section is hereby amended in its entirety to read as follows:

               (j) within fifteen Business Days following the last day of each Fiscal Quarter, a Borrowing Base Certificate for the preceding Fiscal Quarter that is calculated as of the last day of such preceding Fiscal Quarter, together with reports setting forth information with respect to inventories and receivables for such Fiscal Quarter in substantially the form of Exhibit B hereto;

          (d) clause (k) of such Section is hereby amended in its entirety to read as follows:

               (k) within 45 days following the end of each Fiscal Quarter, a list of all "other banks" described in clause (b) of
                    Section 4.1.2 of each Security Agreement that have not delivered an agreement in the form of Exhibit A to such Security Agreement, together with the average daily balance in each account of the Borrower or any Subsidiary maintained with such "other bank" during each month in the previous Fiscal Quarter (provided, that no such list of "other banks" shall be required to be delivered pursuant to this clause (k) in the event that the aggregate amount of all average daily balances in all such accounts is less than $1,000,000);

2. Clause (b) of Section 7.1.6 ("Environmental Covenant") of the Existing Credit Agreement is hereby amended by deleting the dollar amount of "$200,000" appearing therein and inserting the amount of "$500,000" in its place.

4. Clause (d) of Section 7.2.2 ("Indebtedness") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          (d) Indebtedness incurred in an aggregate principal amount not to exceed $12,000,000 in any given Fiscal Year which is (i) in respect of Capitalized Lease Liabilities incurred in connection with a Permitted Business or (ii) incurred by the Borrower or any of its Subsidiaries (A) for the purpose of financing the construction of properties or fixed improvements or (B) in respect of Purchase Money Obligations for property used in a Permitted Business;

5. Section 7.2.2 ("Indebtedness") of the Existing Credit Agreement is hereby further amended by (a) deleting the word "and" following the semi-colon appearing at the end of clause (j) of such Section, (b) inserting the word "and" following the semi-colon appearing at the end of clause (k) of such Section and (c) inserting a new clause (l) to such Section immediately prior to the proviso appearing at the end of such Section which shall read as follows:

          (l) Indebtedness of Permitted Foreign Subsidiaries to Persons other than the Borrower in an aggregate amount not to exceed $1,000,000;

7. Section 7.2.4 ("Financial Condition") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 7.2.4.  Financial Condition.  The Borrower will not permit:

               (a) the Interest Coverage Ratio as of the last day of any Fiscal Quarter during each Fiscal Year set forth below to be less than the ratio set forth opposite such Fiscal
                    Year:

                                                 Interest
                         Fiscal Year     Coverage Ratio

                           1995             2.75:1

                           1996             2.75:1

                           1997             3.00:1

                           1998             3.50:1

                           1999             3.75:1

                           2000             3.75:1;

               (b) the ratio of Funded Debt (excluding Contingent Liabilities relating to such Debt) to EBITDA, as of the last day of any Fiscal Quarter during each Fiscal Year set forth below to be greater than the ratio set forth opposite such Fiscal Year:

                         Fiscal Year        Ratio

                          1995              3.25:1

                          1996              3.00:1

                          1997              2.75:1

                          1998              2.50:1

                          1999              2.50:1

                          2000              2.50:1;

               (c) the Fixed Charge Coverage Ratio as of the last day of any Fiscal Quarter during each Fiscal Year set forth below to be less than the ratio set forth opposite such Fiscal
                    Year:

                                          Fixed Charge
                         Fiscal Year     Coverage Ratio

                           1995            1.00:1

                           1996            1.00:1

                           1997            1.05:1

                           1998            1.05:1

                           1999            1.10:1

                           2000            1.10:1;

               (d) the Current Ratio as of the last day of any Fiscal Quarter to be less than 1.25:1; and

               (e) its Net Worth at any time during any Fiscal Year set forth below to be less than the amount set forth opposite such Fiscal Year:

                         Fiscal Year                  Minimum Net Worth

                           1995                       $115,000,000

                           1996                       $120,000,000

                           1997                       $140,000,000

                           1998                       $150,000,000

                           1999 and each              $150,000,000, plus
                             Fiscal Year thereafter   an amount equal to 25%
                                                      of Net Income for such
                                                      Fiscal Year as of the
                                                      date of determination
                                                      thereof.

8. Clause (f) of Section 7.2.5 ("Investments") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          (f) other Investments in an aggregate amount not to exceed the sum of

               (i)  $25,000,000,

     plus

              (ii) the amount of Permitted Capital Expenditures permitted to be made at such time (less the amount of Capital Expenditures actually made during such applicable period) pursuant to Section 7.2.7;

     provided, that, in any event, at no time shall the aggregate amount of Investments permitted pursuant to this clause (f) exceed $50,000,000; and

9. Clause (g) of Section 7.2.5 ("Investments") of the Existing Credit Agreement is hereby amended by (a) deleting the dollar amount of "$5,000,000" appearing therein and inserting the amount of "$10,000,000" in its place and
(b) deleting the parenthetical appearing at the end thereof which reads "(calculated without giving any effect to reduction in such Investment by reason of losses of such Subsidiaries)".

10. Clause (i) of Section 7.2.5 of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          (i) no Investment otherwise permitted by clause (e) or (f) shall be permitted to be made if, immediately before or after giving effect thereto, any Default shall have occurred and be continuing.

11. Clause (a) of Section 7.2.6 ("Restricted Payments, etc.") of the Existing Credit Agreement is hereby amended by adding a proviso at the end thereof which shall read as follows:

     provided, that, notwithstanding the foregoing, the Borrower may declare and pay dividends and distributions in an aggregate annual amount equal to

               (i) $1,500,000, if and only if (after giving effect to such dividend or distribution) the Borrower's Net Worth equals or exceeds $150,000,000;

              (ii) $2,500,000, if and only if (after giving effect to such dividend or distribution) the Borrower's Net Worth equals or exceeds $160,000,000; or

             (iii) $3,500,000, if and only if (after giving effect to such dividend or distribution) the Borrower's Net Worth equals or exceeds $170,000,000;

12. Clause (b)(i) of Section 7.2.6 ("Restricted Payments, etc.") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

     (i) make any payment or prepayment on, or redemption of, or purchase of, or defeasance of, the Senior Notes (whether in respect of principal, interest or premium) except (A) payments of interest on the Senior Notes at the rates set forth in the Senior Note Indenture and (B) payments in respect of the outstanding principal amount of the Senior Notes (including any premiums thereon or in respect thereof) in an aggregate amount not to exceed $50,000,000; or

13. Section 7.2.7 ("Capital Expenditures, etc.") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 7.2.7. Capital Expenditures, etc. The Borrower will not, and will not permit any of its Subsidiaries to, make or commit to make Capital Expenditures, except (subject to the second proviso below) Capital Expenditures in an aggregate amount in any Fiscal Year which do not aggregate in excess of the amount set forth below opposite such Fiscal Year ("Base Capital Expenditures"):

                                       Base Capital
                    Fiscal Year        Expenditures

                     1995              $25,000,000

                     1996              $40,000,000

                     1997              $30,000,000

                     1998              $40,000,000

                     1999              $30,000,000

                     2000              $40,000,000;

     provided, that for Fiscal Year 1995 only, the amount of Base Capital Expenditures permitted to be made pursuant to this Section shall be exclusive of lease liabilities capitalized during such Fiscal Year in respect of the facility located at Beverly, West Virginia; provided, further, that to the extent the amount of Base Capital Expenditures permitted to be made in any Fiscal Year pursuant to this Section (including the second proviso below) exceeds the aggregate amount of Capital Expenditures actually made during such Fiscal Year, such excess amount may be carried forward to (but only to) the next succeeding Fiscal Year (any such amount to be certified by the Borrower to the Agent in the Compliance Certificate delivered for the last Fiscal Quarter of such Fiscal Year), and any such amount carried forward to a succeeding Fiscal Year shall be deemed to be used only after the Borrower and its Subsidiaries have fully used the amount of Base Capital Expenditures permitted by this Section for such Fiscal Year without giving effect to such carry-forward (any such Capital Expenditures being made as a result of such carry-forward being referred to herein as "Carry Forward Capital Expenditures"); provided, further, that, in any event, and notwithstanding anything to the contrary set forth above, Capital Expenditures (whether Base Capital Expenditures, Carry Forward Capital Expenditures or Excepted Capital Expenditures) shall only be permitted to be made to the extent (and only to the extent), and in such aggregate amount (such aggregate amount being referred to herein as "Permitted Capital Expenditures"), such that the Borrower would remain in compliance with clause (c) of Section 7.2.4 after giving effect thereto.

14. Section 7.2.8 ("Rental Obligations") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 7.2.8. Rental Obligations. The Borrower will not, and will not permit any of its Subsidiaries to, enter into at any time any arrangement which does not create a Capitalized Lease Liability and which involves the leasing by the Borrower or any of its Subsidiaries from any lessor of any real or personal property (or any interest therein), except Other Rental Obligations which will not require the payment of an aggregate amount of rentals by the Borrower and its Subsidiaries in any Fiscal Year in excess of the amount set forth below opposite such Fiscal Year (provided, that any calculation made for purposes of this Section shall exclude any amounts required to be expended for maintenance and repairs, insurance, taxes, assessments, and other similar charges):

                                    Aggregate Amount
                   Fiscal Year         of Rentals

                      1996            $7,500,000

                      1997            $9,000,000

                      1998           $11,000,000

                      1999           $12,000,000

                      2000           $14,000,000.

15. Section 7.2.11 ("Asset Dispositions, etc.") of the Existing Credit Agreement is hereby amended as follows:

     (a) the word "or" appearing at the end of clause (c) of such Section is hereby deleted;

     (b) the period (".") appearing at the end of clause (d) of such Section is hereby deleted, a semicolon (";") is inserted in its place and the word "or" is inserted immediately following such semicolon; and

     (c) a new clause (e) is added to such Section which shall read as follows:

               (e) in the case of any sale, transfer, lease, contribution or conveyance by any Permitted Foreign Subsidiary to any Persons that are not Affiliates of the Borrower or any of its Subsidiaries, the fair market value of the assets so sold, transferred, leased, contributed or conveyed does not, at any time, in the aggregate exceed $5,000,000.

16. Section 7.2.16 ("No New Subsidiaries") of the Existing Credit Agreement is hereby amended in its entirety to read as follows:

          SECTION 7.2.16. No New Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, form or otherwise acquire (by way of Investments, merger or otherwise) any Subsidiary following the Effective Date, unless

               (a) in the case of any new Subsidiary incorporated, formed or established under the laws of the U.S. or any subdivision thereof, (i) the Borrower shall cause such new Subsidiary to execute and deliver to the Agent, for the benefit of each of the Lenders, the Issuer and the Agent, a guaranty in respect of the Obligations, substantially in the form of Exhibit K-1 hereto, and a security agreement substantially in the form of Exhibit K-2 hereto, together with such opinions, in form and substance and from counsel satisfactory to the Agent, as the Agent may require, and
                    (ii) such new Subsidiary is prohibited (in such manner and pursuant to such documentation and on such terms as may be satisfactory to the Agent) from creating, incurring, assuming, suffering to exist or otherwise becoming or being liable in respect of any Indebtedness other than Indebtedness in respect of the Loans, Letters of Credit and other Obligations,

               (b) in the case of any new Subsidiary which is a Permitted Foreign Subsidiary, such formation or acquisition of such Subsidiary is permitted hereunder and made in accordance with the terms of this Agreement, including the provisions of clause (g) of Section 7.2.5.

 .7. Amendment to Article IX ("AGENT"). Article IX of the Existing Credit Agreement is hereby amended by adding a new Section at the end of such Article which shall read as follows:

          SECTION 9.8. Co-Agents. None of the Lenders identified on the signature pages of this Agreement as "Co-Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Co-Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

 .8. Amendment to Article X ("MISCELLANEOUS PROVISIONS"). Article X of the Existing Credit Agreement is hereby amended in accordance with Subparts 2.8.1 through 2.8.3.

1. Section 10.11.1 ("Assignments") of the Existing Credit Agreement is hereby amended by inserting a new paragraph at the end of such Section which shall read as follows:

          In the event that Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc. or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of an insurance company not rated by InsuranceWatch Ratings Service), then the Issuer shall have the right, but not the obligation, upon notice to such Lender, to replace (or to request the Borrower to use its reasonable efforts to replace) such Lender with an Assignee Lender (in accordance with and subject to the restrictions contained in this Section), and such affected Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all of its interests, rights and obligations in respect of its Commitments, Loans and other Obligations owing to it, together with the obligations of such affected Lender hereunder, to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Assignee Lender shall pay to such affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

2. Section 10.13 ("Forum Selection and Consent to Jurisdiction") of the Existing Credit Agreement is hereby amended by inserting between the second sentence (ending with the words "IN CONNECTION WITH SUCH LITIGATION") and the third sentence (beginning with the words "THE BORROWER FURTHER IRREVOCABLY CONSENTS") appearing therein the following:

     THE BORROWER HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEMS (THE "PROCESS AGENT"), WITH AN OFFICE, AS OF THE SIXTH AMENDMENT EFFECTIVE DATE, AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, UNITED STATES, AS ITS AGENT TO RECEIVE, ON THE BORROWER'S BEHALF AND ON BEHALF OF THE BORROWER'S PROPERTY, SERVICE OF COPIES OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. SUCH SERVICE MAY BE MADE BY MAILING OR DELIVERING A COPY OF SUCH PROCESS TO THE BORROWER IN CARE OF THE PROCESS AGENT AT THE PROCESS AGENT'S ABOVE ADDRESS, AND THE BORROWER HEREBY IRREVOCABLY AUTHORIZES AND DIRECTS THE PROCESS AGENT TO ACCEPT SUCH SERVICE ON ITS BEHALF. AS AN ALTERNATIVE METHOD OF SERVICE,

3. Article X ("Miscellaneous Provisions") of the Existing Credit Agreement is hereby further amended by adding a new Section at the end of such Article which shall read as follows:

          SECTION 10.15. Judgment Currency. The Obligations of the Borrower and each other Obligor in respect of any sum due to any Lender, any Issuer or the Agent hereunder, under the Notes or under or in respect of any other Loan Document shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum was originally denominated (the "Original Currency"), be discharged only to the extent that on the Business Day following receipt by such Lender, such Issuer or the Agent of any sum adjudged to be so due in the Judgment Currency, such Lender, such Issuer or the Agent, in accordance with normal banking procedures, purchases the Original Currency with the Judgment Currency. If the amount of Original Currency so purchased is less than the sum originally due to such Lender, such Issuer or the Agent, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender, such Issuer or the Agent, as the case may be, against such loss, and if the amount of Original Currency so purchased exceeds the sum originally due to such Lender, such Issuer or the Agent, as the case may be, such Lender, such Issuer or the Agent, as the case may be, agrees to remit such excess to the Borrower.

 .9. Global Amendment to Existing Credit Agreement and Loan Documents. In addition to the amendments to the Existing Credit Agreement specifically set forth above, the Credit Agreement and each other Loan Document (including each of the exhibits to the Existing Credit Agreement) are hereby amended mutatis mutandis to the extent necessary to give effect to the identification of Bank of America NT&SA as "Co-Agent".

 .10. Additional Conforming Amendments to Exhibits to Credit Agreement.

1. Exhibits C and E to the Existing Credit Agreement (Form of Borrowing Request and Form of Continuation/Conversion Notice, respectively) are each hereby amended by inserting the bracketed word two ("[two]") between the options "[one]" and "[three]" appearing in the second paragraph of each such Exhibit.

2. Exhibit F to the Existing Credit Agreement (Form of Borrowing Base Certificate) is hereby amended in its entirety to read as set forth in Annex IV hereto.

3. Exhibit G to the Existing Credit Agreement (Form of Compliance Certificate) is hereby amended in its entirety to read as set forth in Annex V hereto.

III

                       CONDITIONS TO EFFECTIVENESS

 .1. Sixth Amendment Effective Date. This Amendment (and the amendments and modifications contained herein) shall become effective, and shall thereafter be referred to as the "Sixth Amendment", on the date (the "Sixth Amendment Effective Date") when all of the conditions set forth in this Subpart 3.1 have been satisfied.

1. Execution of Counterparts. The Agent shall have received counterparts of this Amendment, duly executed and delivered on behalf of the Borrower, the Agent and each of the Lenders.

2. Resolutions, etc. The Agent shall have received in form and substance satisfactory to the Agent,

          (a) a certificate, dated the Sixth Amendment Effective Date, of the Borrower's Secretary or Assistant Secretary as to

               (i) resolutions of the Borrower's Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment, the replacement Notes and each other Loan Document executed or to be executed by it in connection herewith; and

              (ii) the incumbency and signatures of those officers of the Borrower authorized to act with respect to this Amendment, the replacement Notes and each other Loan Document executed or to be executed by it in connection herewith, upon which certificate each Lender may conclusively rely with respect to the incumbency and signature of such Authorized Officers until it shall have received a further certificate of the Secretary or Assistant Secretary of the Borrower cancelling or amending such prior certificate;

          (b) a certificate, dated the Sixth Amendment Effective Date, of the Secretary or Assistant Secretary of each other Obligor as to

               (i) resolutions of such Obligor's Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Affirmation and Consent and each other Loan Document executed or to be executed by it in connection herewith; and

              (ii) the incumbency and signatures of those officers of such Obligor authorized to act with respect to the Affirmation and Consent and each other Loan Document executed or to be executed by it in connection herewith, upon which certificate each Lender may conclusively rely with respect to the incumbency and signature of such Authorized Officers until it shall have received a further certificate of the Secretary or Assistant Secretary of such Obligor cancelling or amending such prior certificate; and

          (c) such other documents (certified if requested) or certificates as the Agent may reasonably request with respect to this Amendment, the replacement Notes, the Affirmation and Consent, any other Loan Document or any Organic Document or approval.

3. Delivery of Replacement Notes. The Agent shall have received, for the account of each Lender, such Lender's replacement Notes, substantially in the forms of Annex I and Annex II hereto, as applicable, each duly executed and delivered by an Authorized Officer of the Borrower and in a maximum principal amount equal to such Lender's Percentage (as of the Sixth Amendment Effective
Date) of the applicable Commitment Amount. Each replacement Revolving Note and replacement Swing Line Note issued on the Sixth Amendment Effective Date shall be issued in substitution and exchange for, and not in satisfaction or payment of, the existing Revolving Note and the existing Swing Line Note executed and delivered by the Borrower pursuant to the Existing Credit Agreement, respectively, of each Lender, as applicable, and the Indebtedness (together with the obligation to pay accrued interest thereon) originally owing to such Lender and to be evidenced by such Lender's replacement Notes delivered pursuant to this Amendment shall be (and the Borrower hereby acknowledges and agrees that such Indebtedness is) a continuing Indebtedness, and nothing herein contained shall be construed to release or terminate any Lien or security interest given to secure such Indebtedness.

4. Affirmation and Consent. The Agent shall have received a duly executed copy of the Affirmation and Consent to this Amendment, substantially in the form of Annex III hereto and duly executed and delivered by each Obligor.

5. Process Agent Letter. The Agent shall have received with counterparts for each Lender a letter from CT Corporation Systems, in form and substance satisfactory to the Agent, dated the Sixth Amendment Effective Date, whereby CT Corporation Systems acknowledges and accepts its appointment by the Borrower under the Credit Agreement (after giving effect to the effectiveness of this Amendment), as agent for service of process.

6. No Material Adverse Change. Since December 31, 1994, there has been no material adverse change in the financial condition, operations, assets, business or properties of the Borrower and its Subsidiaries, taken as a whole.

7. Closing Fees, Expenses, etc. The Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable as of the Sixth Amendment Effective Date.

8. Opinions of Counsel. The Agent shall have received such opinions, each dated the Sixth Amendment Effective Date, in form and substance and from counsel satisfactory to the Agent, as the Agent may require.

9. Legal Details, etc. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Agent and its counsel. The Agent and its counsel shall have received all information and such counterpart originals or such certified or other copies or such materials as the Agent or its counsel may reasonably request, and all legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Agent and its counsel.

IV

                         MISCELLANEOUS; REPRESENTATIONS

 .1. Cross-References. References in this Amendment to any Part or Subpart are, unless otherwise specified or otherwise required by the context, to such Part or Subpart of this Amendment.

 .2. Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement (and, following the Sixth
Amendment Effective Date, the Credit Agreement).

 .3. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

 .4. Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the other Loan Documents shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

 .5.   Payment of Fees and Expenses.  The Borrower hereby agrees to pay and reimburse the Agent for all of its reasonable fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents, including all reasonable fees and disbursements of counsel to the Agent.

 .6. Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

 .7. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

 .8. Compliance with Warranties, No Default, etc. Both before and after giving effect to the occurrence of the Sixth Amendment Effective Date and the amendments to the Existing Credit Agreement set forth above, the Borrower represents and warrants to the Lenders that the following statements are true and correct:

          (a) the representations and warranties set forth in Article VI (excluding, however, those contained in Section 6.7) of the Existing Credit Agreement and the representations and warranties set forth in Article III of each Security Agreement and in Article III of the Subsidiary Guaranty and in each other Loan Document are true and correct in all material respects with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties were true and correct as of such earlier date);

          (b) except as disclosed by the Borrower to the Agent and the Lenders pursuant to Section 6.7 of the Existing Credit Agreement,

                    (i) no labor controversy, litigation, arbitration or governmental investigation or proceeding shall be pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries which could result in a Material Adverse Effect (including with respect to this Amendment or any other Loan Document delivered in connection herewith); and

                   (ii) no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed pursuant to Section 6.7 of the Existing Credit Agreement which could result in a Material Adverse Effect (including with respect to this Amendment or any other Loan Document delivered in connection herewith); and

          (c)  no Default shall have then occurred and be continuing.

 .9. Additional Representations. In order to induce the Lenders and the Agents to enter into this Amendment, the Borrower hereby additionally represents and warrants as follows:

          (a) the execution and delivery of this Amendment and the performance by the Borrower and each of its Subsidiaries of each of their respective obligations hereunder, under each other Loan Document, under the Existing Credit Agreement as amended hereby and, upon the occurrence of the Sixth Amendment Effective Date, under the Credit Agreement are within such Person's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals (if any shall be required), and do not
               (i) contravene such Person's Organic Documents, (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting such Person or
               (iii) result in, or require the creation or imposition of, any Lien on any of such Person's properties (other than pursuant to a Loan Document); and

          (b) this Amendment, each other Loan Document, the Existing Credit Agreement as amended hereby and, upon the occurrence of the Sixth Amendment Effective Date, the Credit Agreement are the legal, valid and binding obligations of the Borrower and each of its Subsidiaries, as applicable, enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity).

 .10. Adjusted Percentages. Each of the Lenders party hereto hereby acknowledges and agrees that upon the occurrence of the Sixth Amendment Effective Date, such Lender's Percentage for purposes of the Credit Agreement shall be as set forth opposite its signature hereto, as such percentage may be amended from time to time hereafter pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to
Section 10.11 of the Credit Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                           TRIANGLE PACIFIC CORP.


                                              By:  /s/  Robert Symon
                                           Title:    Executive Vice President,
                                                     Treasurer and CFO


Percentages

44.44444444%                               THE BANK OF NOVA SCOTIA,
                                                Individually and as Agent


                                              By:  /s/  Amanda S. Norsworthy
                                           Title:  Assistant Agent



33.33333333%                               BANK OF AMERICA NT&SA, Individually
                                             and as Co-Agent


                                              By:  /s/  Jody B. Schneider
                                           Title: Vice President



22.22222222%                               COMERICA BANK - TEXAS


                                              By:  /s/  Reed Allton
                                           Title: Vice President



(..continued)








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